Exhibit 21.1




               SUBSIDIARIES OF DEL MONTE CORPORATION




Subsidiary                                          Jurisdiction

Mike Mac IHC, Inc.                                  Delaware
Hi Continental Corporation                          California
Oak Grove Trucking Company                          California

All Subsidiaries are 100% owned by Del Monte Corporation.






               SUBSIDIARY OF DEL MONTE FOODS COMPANY




Subsidiary                                          Jurisdiction

Del Monte Corporation                               New York


Del Monte Corporation is 100% owned by Del Monte Foods Company.







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